Exhibit 10.2

THE WORNICK COMPANY,
THE WORNICK COMPANY RIGHT AWAY DIVISION,
RIGHT AWAY MANAGEMENT CORPORATION, and
THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.
(as Grantors)

SECURITY AGREEMENT

Dated as of June 30, 2004

U.S. BANK NATIONAL ASSOCIATION
(as Collateral Agent)

i

ii

This SECURITY AGREEMENT, dated as of June 30, 2004 (this “Agreement”), is between The Wornick Company, a Delaware corporation (“TWC”), and the Subsidiaries of TWC listed on the signature pages hereto (the “Subsidiary Grantors”), and each Additional Grantor that from time to time becomes a party by executing a Security Agreement Supplement (together with TWC and the Subsidiary Grantors, the “Grantors”), and U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Grantors and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and Collateral Agent; and

WHEREAS, in consideration of the extension of credit set forth in the Indenture, each Grantor has agreed to secure all obligations under the Indenture and the Notes issued in connection therewith.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows, intending to be legally bound:

SECTION 1                                                       DEFINITIONS AND INTERPRETATION

1.1                               Definitions.  Undefined capitalized terms used herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the UCC.  The following terms have the meanings assigned to them in Article 9 of the UCC:  “Account,” “Account Debtor,” “Authenticate,” “Cash Proceeds,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “Fixtures,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Letter-of-Credit Right,” “Proceeds,” “Record,” and “Supporting Obligation.”

In addition to the foregoing terms and the terms defined in the preamble and recitals hereto, in this Agreement:

“Additional Grantors” has the meaning set forth in Section 4.18.

“Collateral” has the meaning set forth in Section 2.1.

“Collateral Documents” means this Agreement and all other instruments, documents and agreements delivered by any of the parties to the Indenture Documents pursuant to this Agreement or any other Indenture Document to grant or perfect a Lien in favor of the Collateral Agent on any real, personal or mixed property of such party as security for the Secured Obligations.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and includes any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Copyrights” means all United States, state and foreign copyrights, including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to the foregoing, (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

“Credit Agreement” means the Loan Agreement, dated as of the date hereof, among the Grantors and Texas State Bank, as amended, restated, refinanced, supplemented or otherwise modified from time to time.

“Indemnitee” means any of the Collateral Agent and its Affiliates’ officers, partners, directors, trustees, employees and agents.

“Indenture Document” means any of the Indenture, the Notes, the Collateral Agreements, and any other agreement, document or instrument entered into or issued in connection with any of the foregoing.

“Insurance” means (i) all insurance policies covering any portion of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” means, collectively, any Grantor’s Copyrights, Patents, Trademarks, and Trade Secrets, and any agreement granting any right in, to or under Copyrights, Patents, Trademarks or Trade Secrets, where such Grantor is licensee or licensor under such agreement.

“Intercreditor” means that certain Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent and Texas State Bank (and acknowledged by the Grantors), as amended, restated, supplemented or otherwise modified from time to time.

“Investment Property” has the meaning assigned to the term “investment property” in Article 9 of the UCC, and also means Instruments, Pledged Debt, and Pledged Capital Stock.

“IP Security Agreement” means an IP Security Agreement, in form and substance reasonably satisfactory to the Collateral Agent.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, (i) all applications therefore, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (v) all payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

“Pledged Debt” means, with respect to any Grantor, Indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any instrument or promissory note, all monetary obligations owing to such Grantor from any other Person, the Instruments evidencing any of the foregoing, and all interest, cash, Instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

“Pledged Capital Stock” means, with respect to any Grantor, the Capital Stock of any other Person owned by such Grantor, and the certificates, if any, representing such Capital Stock and any interest of such Grantor in the entries on the books of the Person issuing such Capital Stock or on the books of any securities intermediary pertaining to such Capital Stock, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any such Capital Stock, and any other warrant, right or option to acquire any of the foregoing.

“Secured Obligations” has the meaning assigned to the term “Obligations” in the Indenture, and also means all interest that, but for the filing of a petition in bankruptcy with respect to any Grantor, would have accrued on any Obligation, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding).

“Secured Parties” means the Trustee, the Collateral Agent, the Holders, and any future party to which Secured Obligations are owed under the Indenture Documents.

“Security Agreement Supplement” means a supplement to this agreement substantially in the form of Exhibit A, whereby an Additional Grantor becomes a party hereto.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including with respect to the foregoing, (i) all documents and things embodying or incorporating the foregoing, (ii) all rights to sue for past, present and future infringement thereof, and (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and rights to payments arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and General Intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, and, with respect to the foregoing, (i) all registrations and applications therefor, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC”

also means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.

1.2                               Interpretation.  Unless otherwise specifically provided, references to “Sections,” “Exhibits” and “Schedules” are to sections, exhibits and schedules, as the case may be, of this Agreement.  Section headings in this Agreement are included for convenience only and do not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Unless the context otherwise requires, defined terms may be used in the singular or the plural.  The use of the word “include” or any derivative thereof is not limiting or restrictive.  If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture governs.  All references to provisions of the UCC include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2                                                       GRANT OF SECURITY, SECURED OBLIGATIONS, AND RELATED PROVISIONS

2.1                               Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor (except for the Excluded Assets), including the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(i)                       all Accounts,

(ii)                    all Chattel Paper,

(iii)                 all Commercial Tort Claims,

(iv)                all Deposit Accounts (and any money, cash or cash equivalents, checks or other property credited thereto),

(v)                   all Documents,

(vi)                all General Intangibles,

(vii)             all Goods (including all Equipment, Fixtures, and Inventory),

(viii)          all Insurance,

(ix)                  all Investment Property (including the Investment Property listed on Schedule 3.9),

(x)                     all Intellectual Property (including the Intellectual Property listed on Schedule 3.10),

(xi)                  all Letter-of-Credit Rights, and

(xii)               to the extent not otherwise included above, all tangible and intangible personal property, and all Collateral Records, Collateral

Support, Records, Supporting Obligations, Proceeds, products, accessions, rents and profits of or relating to any of the foregoing.

2.2                               Secured Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise including the payment of amounts that would become due but for the operation of the automatic stay under the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof), of all the Secured Obligations.

2.3                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (a) each Grantor remains liable for its obligations under the Collateral and nothing contained herein is intended to or constitutes a delegation of duties to the Collateral Agent or any Secured Party, (b) each Grantor remains liable under each of the agreements to which it is a party included in the Collateral, including any agreements relating to any Investment Property, to perform all of the obligations undertaken by it thereunder in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any Secured Party has any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto, and neither the Collateral Agent nor any Secured Party has any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Investment Property, and (c) the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

2.4                               Continuing Security Interest.  This Agreement creates a continuing security interest in the Collateral and will remain in full force and effect until the payment in full of all of the Secured Obligations, be binding on each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Upon the payment in full of all of the Secured Obligations, the security interest granted hereby will terminate and all rights to the Collateral will revert and be deemed reassigned to the Grantors.  Upon any such termination, the Collateral Agent will, at the Grantors’ request and expense, execute and deliver to Grantors such documents as the Grantors will reasonably request to evidence such termination reversions or reassignment, without recourse, representation, or warranty of any kind.

SECTION 3                                                       REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants as follows:

3.1                               Title; Accurate Information.  Each Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of Collateral, in each case free and clear of all Liens, rights or claims of any Person, other than Permitted Liens.  All information supplied by or on behalf of any of the Grantors with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

3.2                               Organizational Matters.  Each Grantor is duly organized and validly existing under the laws of the jurisdiction of its organization and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  The full legal name of each Grantor is set forth on Schedule 3.2, and such Grantor has not done in the last five years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on such schedule.  Each Grantor has further indicated on Schedule 3.2 the type of organization of such Grantor, its mailing address, its jurisdiction of organization, and its organizational identification number.  Except as provided on Schedule 3.2, it has not changed its name or jurisdiction of organization, or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years.

3.3                               Authority and Enforceability.  Each Grantor has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder, and has duly executed and delivered this Agreement.  This Agreement and each other document, statement, or instrument relating hereto, when executed and delivered by the Grantors, will constitute legal, valid and binding obligations of each Grantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity.

3.4                               Third-Party Authorizations and Approvals.  No authorization, approval or other action by, and no notice to or filing, registration or recording with, any governmental authority or regulatory body (in each case that has not been obtained as of the date hereof) is required for either (i) the grant by each Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder, or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated hereunder, as may be required in connection with the disposition of any Investment Property, and as may be required under federal laws pertaining to Intellectual Property.

3.5                               Attachment and Perfection.  This Agreement is effective to create a valid and continuing security interest in all of the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties.  With respect to each Grantor, upon the filing of all UCC financing statements describing the Collateral and naming such Grantor as debtor and the Collateral Agent as secured party in the filing offices set forth opposite such Grantor’s name on Schedule 3.5, the security interests granted to the Collateral Agent hereunder will constitute perfected Liens with respect to that portion of the Collateral on which a Lien can be perfected by such methods, subject in the case of priority only to Permitted Liens.

3.6                               No Encumbrances.  No effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent and (y) financing statements, fixture filings and other instruments similar in effect filed in connection with Permitted Liens.

3.7                               Accounts.  Each Account is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, is enforceable in accordance with its terms, to the knowledge of the applicable Grantor, is not subject to any set-offs, defenses, taxes, or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), and is in compliance in all material respects with all applicable laws, whether federal, state, local or foreign.

3.8                               Deposit Accounts.  Schedule 3.8 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which the Grantors have an interest and each Grantor listed thereunder is the sole account holder of the Deposit Accounts listed next to its name.  No such Grantor has consented to or is otherwise aware of, any Person (other than the Collateral Agent or Texas State Bank (or its successor or assign)) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

3.9                               Investment Property.

(a)                      Pledged Capital Stock.  Schedule 3.9 sets forth under the heading “Pledged Capital Stock” all of the Pledged Capital Stock owned by the Grantors and such Pledged Capital Stock constitutes the percentage of issued and outstanding Capital Stock of the respective issuers thereof indicated on such schedule.  Each Grantor listed thereunder is the record and beneficial owner of such Pledged Capital Stock listed next to its name on such schedule, free and clear of all Liens, rights or claims of any Person, other than Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, such Pledged Capital Stock.

(b)                     Pledged Debt.  Schedule 3.9 sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by the Grantors and all of such Pledged Debt has been duly authorized, Authenticated or issued, and delivered, is the legal, valid and binding obligation of the issuers thereof, and is not in default, and Schedule 3.9 includes all of the issued and outstanding intercompany Indebtedness evidenced by an Instrument or certificated security of the respective issuers thereof owing to the Grantors.

(c)                      Securities Accounts.  Schedule 3.9 sets forth under the heading “Securities Accounts,” all of the Securities Accounts in which any Grantor has an interest.  Such Grantor is the sole entitlement holder of each such Securities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent or Texas State Bank (or its successor or assign)) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or any securities or other property credited thereto.

3.10                        Intellectual Property.  Schedule 3.10 sets forth a true and complete list of all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor.  With respect to each Grantor listed on Schedule 3.10, such Grantor (i) is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule 3.10, and (ii) owns or has the right to use all other Intellectual Property used in the conduct of its business free and clear of all Liens, claims, encumbrances, and material licenses granted by such Grantor, in each case except for Permitted Liens and such licenses set forth on Schedule 3.10.  To each Grantor’s knowledge, the conduct of such Grantor’s business does not infringe on any Trademark, Patent, Copyright, Trade Secret or other intellectual property right of any third party; no claim is pending, or to such Grantor’s knowledge, threatened or has been made that the conduct of such Grantor’s business or the use of any Intellectual Property owned or used by such Grantor violates the intellectual property rights of any third party.  There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property owned by any Grantor, other than in favor of the Collateral Agent or Texas State Bank (or its successor or assign).

3.11                        Commercial Tort Claims.  Schedule 3.11 sets forth all Commercial Tort Claims of the Grantors.

SECTION 4                                                       COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees as follows:

4.1                               Encumbrances.  Except for the security interest created by this Agreement, no Grantor will create or suffer to exist any Lien on or with respect to any of the Collateral, except Permitted Liens, and such Grantor will defend the Collateral against all Persons at any time claiming any such interest therein.

4.2                               Use of Collateral.  Except where any such actions, individually or in the aggregate, would not have a material adverse effect on the Collateral as a whole, no Grantor will produce, use or permit any Collateral to be used in violation of any provision of this Agreement, or to be knowingly used unlawfully or in violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral.

4.3                               Taxes and Claims.  Each Grantor will promptly pay when due all property and other taxes, assessments and governmental charges or levies imposed on, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that, such Grantor will in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

4.4                               Materially Adverse Changes.  Upon any Grantor or any officer of any Grantor obtaining knowledge thereof, such Grantor will promptly notify the Collateral Agent in writing of any event that may materially adversely affect the value of the Collateral, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including the levy of any legal process against the Collateral or any portion thereof.  Subject to the Intercreditor, no Grantor will take or permit any action that could impair the Collateral Agent’s rights in the Collateral.  No Grantor will sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Indenture and the Intercreditor.

4.5                               Inventory.  Each applicable Grantor will keep correct and accurate records of its Inventory as are customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP.

4.6                               Bailees; Landlords.  If material Equipment or Inventory is in possession or control of any third party, including any warehouseman, bailee or agent, the applicable Grantor will notify the third party of the Collateral Agent’s security interest and will use commercially reasonable efforts to obtain an Authenticated acknowledgment from such third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent.  With respect to any material Collateral located on real property that is not owned by any Grantor, the applicable Grantor will use commercially reasonable efforts to obtain and deliver to the Collateral Agent a landlord waiver in form and substance reasonably satisfactory to the Collateral Agent.

4.7                               Accounts.  Except as otherwise provided in this Section 4.7, each Grantor will continue to collect all amounts due or to become due to such Grantor under the Accounts and any Supporting Obligation and, in the exercise of its reasonable business judgment, diligently exercise each material right it may have under any Account, Supporting Obligation or Collateral Support.  Upon the occurrence and during the continuance of an Event of Default, at such Grantor’s expense and in connection with the foregoing collections and exercises, such Grantor will take such action as the Collateral Agent may deem necessary or advisable.  Notwithstanding the foregoing, the Collateral Agent will have the right at any time, subject to the Intercreditor, to notify or require any Grantor to notify any Account Debtor of the Collateral Agent’s security interest in the Accounts and any Supporting Obligation.

4.8                               Limitations on Issuers of Pledged Capital Stock.  Without the prior written consent of the Collateral Agent, no Grantor will permit any issuer of any Pledged Capital Stock to merge or consolidate, unless (i) such merger or consolidation is permitted under the Indenture, (ii) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under Section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (iii) all the outstanding Capital Stock of the surviving or resulting Person that is owned by such Grantor (except any such Capital Stock constituting Excluded Assets) is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantors.

4.9                               Deposit Accounts and Securities Accounts.

(a)                      With respect to any Investment Property consisting of Securities Accounts or Securities Entitlements having a value (with respect to each such account) in excess of $100,000, each Grantor will, subject to the Intercreditor, cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement reasonably acceptable to the Collateral Agent pursuant to which, upon the occurrence and during the continuance of an Event of Default, it will agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor or any other Person.  With respect to each Deposit Account (subject to Section 4.9(b)), such Grantor will, subject to the Intercreditor, cause the depositary institution maintaining such account to enter into an agreement reasonably acceptable to the Collateral Agent, pursuant to which, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent will have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.

(b)                     Deposit Accounts may be maintained at any bank without having to obtain a control agreement as provided in the foregoing Section 4.9(a) so long as the balances of such Deposit Accounts are used exclusively for (i) petty cash needs, or (ii) employee payroll, employee benefits, or taxes.  All control agreements required pursuant to this Section 4.9 shall be effective with respect to the applicable Deposit Accounts within 30 days after the date hereof or after the date established, if later.

4.10                     After-Acquired Collateral.  Subject to the Intercreditor, if any Grantor acquires rights in any Investment Property, Letter-of-Credit Rights or Deposit Accounts after the date hereof, such Grantor will deliver to the Collateral Agent a completed Security Agreement Supplement, together with all supplements to schedules thereto, reflecting such newly acquired rights.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent will attach to all after-acquired property immediately upon any Grantor’s acquisition of rights therein and will not be affected by the failure of any Grantor to deliver a Security Agreement Supplement as required hereby.

4.11                        Certain Proceeds.  Except as provided in the next sentence, in the event any Grantor receives any dividends, interest or distributions on any Investment Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any such Proceeds, then (a) such dividends, interest or distributions and securities or other property will be included in the definition of Collateral without further action, and (b) subject to the Intercreditor, such Grantor will immediately take all steps, if any, reasonably necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Proceeds (including delivery thereof to the Collateral Agent) and pending any such action such Grantor will be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and will be segregated from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default will have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of principal and interest.

4.12                        Certain Non-U.S. Collateral.  If any issuer of any Investment Property is located in a jurisdiction outside of the United States, the applicable Grantor will, to the extent commercially reasonable as determined by the Collateral Agent in consultation with such Grantor, take such additional actions, including causing the issuer to register the grant of security hereunder on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent, subject to the Intercreditor.  Upon the occurrence and continuation of an Event of Default, the Collateral Agent will have the right, subject to the Intercreditor and without notice to any Grantor, to transfer all or any portion of such Collateral to its name or the name of its nominee or agent.  In addition, the Collateral Agent will have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any of such Collateral for certificates or instruments of smaller or larger denominations.

4.13                        Certificated Collateral.  With respect to any Collateral that is represented by a certificate or that is an Instrument (other than any such Collateral credited to a Securities Account) and subject to the Intercreditor, the applicable Grantor will cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.  With respect to any such Collateral that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account) and subject to the Intercreditor, the applicable Grantor will cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement reasonably acceptable to the Collateral Agent, pursuant to which, upon the occurrence and continuation of an Event of Default, such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security without further consent by such Grantor or any other Person.

4.14                        Voting and Distributions.  So long as no Event of Default has occurred and is continuing, (a) except as otherwise provided under the covenants and agreements relating to Investment Property in this Agreement or elsewhere herein or in the Indenture, each Grantor will be entitled to exercise or refrain from exercising its voting and other consensual rights pertaining to such Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Indenture and the Intercreditor; provided that, no Grantor will exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of such Collateral; and (b) the Collateral Agent will promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent that it is entitled to exercise pursuant to clause (a) above.

4.15                        Intellectual Property.  Each Grantor will promptly report to the Collateral Agent all of the following:  (i) the filing by such Grantor or on its behalf of any application to register any Intellectual Property owned by such Grantor in whole or in part with the United States Patent and Trademark Office, the United States Copyright Office, or any foreign counterpart of the foregoing, (ii) the registration of any Intellectual Property owned by such Grantor in whole or in part by any such office, and (iii) the acquisition by such Grantor of any issued Patent, or application or registration of any other Patent, Copyright, Trademark, or Trade Secret.  In each event, such Grantor will execute and deliver to the Collateral Agent a completed Security Agreement Supplement, together with all supplements to schedules thereto, and, if requested, signed counterparts of an IP Security Agreement, as applicable, or any other agreement reasonably acceptable to the Collateral Agent having the same operative effect, together with all supplements to the schedules thereto.

4.16                        Commercial Tort Claims.  With respect to all Commercial Tort Claims hereafter arising, each Grantor will deliver to the Collateral Agent a completed Security Agreement Supplement, together with all supplements to schedules thereto, identifying such new Commercial Tort Claims.

4.17                        Insurance.  Each Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent, and (ii) insuring such Grantor and the Collateral Agent against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such amounts and covering such risks as is commercially reasonable and prudent with respect to the business and properties of the Grantors and that are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Grantors operate.  All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof will be effective until at least 30 days after notice to the Collateral Agent thereof, (ii) name the Collateral Agent as an additional insured party or loss payee, as its interests may appear, and, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause.

4.18                        Additional Grantors.  From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional grantors (each, an “Additional Grantor”) by executing a Security Agreement Supplement, together with all supplements to schedules thereto.  Upon delivery of any such Security Agreement Supplement to the Collateral Agent, notice of which is hereby waived by each of the Grantors, each Additional Grantor will be a grantor and will be as fully a party hereto as if such Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder will not be affected or diminished by the addition or release of any other Grantor, nor by any election of the Collateral Agent not to cause any subsidiary of any Grantor to become an Additional Grantor.

This Agreement will be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor.

4.19                        Further Assurances.  Each Grantor agrees that from time to time, at the expense of such Grantor, it will promptly Authenticate, execute and deliver all further agreements, instruments, certificates and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, to create or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:

(a)                      file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, to perfect and preserve the security interests granted or purported to be granted hereby;

(b)                     take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in Intellectual Property with any intellectual property registry in which such Intellectual Property is registered or in which an application for registration of such Intellectual Property is pending;

(c)                      at any reasonable time, upon request by the Collateral Agent, allow inspection of the Collateral by the Collateral Agent, or Persons designated by the Collateral Agent; and

(d)                     at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any part of the Collateral.

SECTION 5                                                       REMEDIES

5.1                               Generally.  If any Event of Default will have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, subject to the Intercreditor and in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(a)                      require any Grantor to, and each Grantor hereby agrees that it will at its expense and promptly upon request of the Collateral Agent, forthwith assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(b)                     enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(c)                      prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(d)                     without notice, except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis, to the extent the Grantor has the lawful right to do so), or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable.

5.2                               Sale of Collateral.  The Collateral Agent or any Secured Party may be the purchaser of any portion of the Collateral at any public or private (to the extent that the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC, and the Collateral Agent, as collateral agent for and representative of the Secured Parties, will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.  Each purchaser at any such sale will hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale will be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification.  The Collateral Agent will not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral, and may specifically disclaim or modify any warranties of title or the like, which procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.  Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Grantor will be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.2 will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section will be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  If the Collateral Agent sells any of the Collateral on credit, the applicable Grantors will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the applicable Grantors will be credited with proceeds of the sale.  Nothing in this Section 5.2 will in any way alter the rights of the Collateral Agent hereunder.

5.3                               Marshalling; Payments Set Aside.  Subject to the Intercreditor, the Collateral Agent will have no obligation to marshall any assets in favor of any Grantor or any other Person or against or in payment of any of the Secured Obligations.

5.4                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement or in the Intercreditor, all proceeds received by the Collateral Agent in respect of any sale, collection from, or other realization on all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Secured Obligations in the following order of priority:  first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Indenture Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of each Secured Party; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

5.5                               Accounts.  Subject to the Intercreditor, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may:  (a) direct the Account Debtors under any Accounts to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent, (b) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent, or (c) enforce collection, at the Grantors’ expense, of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any applicable Grantor might have done.  If the Collateral Agent notifies any Grantor that it has elected to collect the Accounts in accordance with the preceding sentence, any payments of Accounts received by such Grantor will be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts, any Supporting Obligation or Collateral Support will be received in trust for the benefit of the Collateral Agent hereunder and will be segregated from other funds of such Grantor and such Grantor will not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

5.6                               Investment Property.

(a)                      Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale will be deemed to have been made in a commercially reasonable manner and that the Collateral Agent will have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Agent determines to exercise its right to sell any of the Investment Property, upon written request, each Grantor will and will use commercially reasonable efforts to cause each issuer of any Pledged Capital Stock or Pledged Debt to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request to determine the number and nature of interest, shares or other instruments included in the Investment Property that may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.

(b)                 Upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor, (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant hereto will cease and all such rights will thereupon become vested in the Collateral Agent, who will thereupon have the sole right to exercise such voting and other consensual rights; (ii) all rights of each Grantor to receive dividends and other distributions that it would otherwise be entitled to receive pursuant hereto will cease and all such rights will thereupon become vested in the Collateral Agent, who will thereupon have the sole right to receive such dividends and other distributions; and (iii) to permit the Collateral Agent to exercise the voting and other consensual rights that the Grantors would otherwise be entitled to exercise pursuant hereto and to receive all dividends and other distributions that the Grantors would otherwise be entitled to receive, each Grantor will promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.3.

5.7                               Deposit Accounts.  Upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor, the Collateral Agent will have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

5.8                               Intellectual Property.

(a)                      Upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor:

(i)                       the Collateral Agent will have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property included in the Collateral, in which event, such Grantor will, at the request of the Collateral Agent, do all lawful acts and execute all documents reasonably required by the Collateral Agent in aid of such enforcement, and such Grantor will promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Sections 6.6 and 6.7 in connection therewith;

(ii)                    upon written demand from the Collateral Agent, each Grantor will assign, convey or otherwise transfer to the Collateral Agent or its designee all of such Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral, and will execute and deliver to the Collateral Agent such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure on, such Intellectual Property;

(iii)                 in the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks will be included in such sale or transfer, and the applicable Grantor will supply to the Collateral Agent or its designee such Grantor’s manufacturing, advertising, and distribution know-how, and copies of records embodying such know-how, relating to products and services theretofore sold under such Trademarks;

(iv)                each Grantor agrees that an assignment, conveyance, or transfer of any Intellectual Property included in the Collateral will be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent receives cash proceeds in respect of such assignment, conveyance, or other transfer of the Intellectual Property; and

(v)                   the Collateral Agent will have the right to notify, or require each Grantor to notify, any obligors with respect to payments due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount of such payment, to the same extent as such Grantor could have done.

(b)                     Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.8, at such time as the Collateral Agent will be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the lawful right to do so, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor), to use, operate under, or sublicense any Intellectual Property now or hereafter owned by such Grantor, subject, in the case of Trademarks, to the maintenance by or on behalf of the Collateral Agent of quality standards with respect to the products and services sold under such Trademarks at a level at least substantially comparable to that prevailing at the time of Event of Default.  The foregoing license grant to the Collateral Agent is in addition to, and not in limitation of, the Collateral Agent’s rights under Section 6.

5.9                               Cash Proceeds.  In addition to the rights of the Collateral Agent specified in Section 5.5, upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor, Cash Proceeds will be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and will, forthwith upon receipt by such Grantor, unless otherwise provided in Section 5.5 or in the Intercreditor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a designated collateral account.  Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise), if an Event of Default has occurred and is continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured), or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

5.10                        Certain Rights Respecting Contracts.  Upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor, the Collateral Agent may assume any Grantor’s rights under any or all contracts of such Grantor, it being in the Collateral Agent’s sole discretion whether to do so and which Contracts are to be assumed.  Without limiting the generality of the foregoing, in such event the Collateral Agent may notify (or require the applicable Grantor to notify) other parties to any such contract that it has assumed the applicable Grantor’s rights thereunder, may perform and discharge any or all such Grantor’s obligations thereunder, and, in the exercise of such rights, may pay any costs and expenses and employ agents and legal counsel, all at the sole cost and expense of the Grantors.  The Collateral Agent will not be obligated to perform or discharge any obligation or duty to be performed or discharged by any Grantor under any contract, and each Grantor hereby agrees to indemnify the Collateral Agent, its nominee and each other principal for, and hold each such Person harmless from, any and all liability arising from such contracts, except to the extent that such liability results from such Person’s gross negligence or willful misconduct.  Nothing herein shall be construed to place responsibility for the control, care, management, or repair of any property to which any Grantor has rights under the contracts on the Collateral Agent or make it liable for any negligence in the management, operation, upkeep, repair or control of such property.

SECTION 6                                                       RIGHTS AND OBLIGATIONS OF COLLATERAL AGENT

6.1                               Appointment, Resignation and Removal.  The Collateral Agent has been appointed to act as Collateral Agent hereunder by each Secured Party pursuant to the Indenture.  The Collateral Agent will be obligated, and will have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement, the Indenture and the Intercreditor.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Indenture.  Upon the acceptance of any appointment as Collateral Agent under the terms of the Indenture by a successor Collateral Agent, that successor Collateral Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement will be discharged from its duties and obligations hereunder.  After any retiring or removed Collateral Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

6.2                               Standard of Care; Collateral Agent May Perform.  The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest and does not impose any duty on it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent will have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties, subject to the

Intercreditor, or any other rights pertaining to any Collateral.  The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents will be liable for failure to demand, collect or realize on all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.  If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith will be payable by each Grantor pursuant to Section 6.6.

6.3                               Attorney-In-Fact.  Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest), subject to the Intercreditor, as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time to take any action and to execute any instrument reasonably necessary or advisable or that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:

(a)                      to prepare, sign, and file for recordation in any Intellectual Property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor or pledgor;

(b)                     to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, any such payments made by the Collateral Agent to become part of the Secured Obligations of such Grantor (Collateral Agent agrees to give reasonable notice to such Grantor of such payments) to the Collateral Agent, due and payable immediately without demand; and

(c)                      Upon the occurrence and during the continuance of any Event of Default and subject to the Intercreditor:

(i)                       to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Indenture Documents;

(ii)                    to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)                 to receive, endorse and collect any drafts or other Instruments, Documents and Chattel Paper in connection with Section 6.3(b);

(iv)                to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(v)                   to sell, transfer, assign, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time-to-time, all acts and things reasonably necessary or advisable or that the Collateral Agent reasonably deems necessary to protect, preserve, or realize on the Collateral and the Collateral Agent’s security interest therein as fully and effectively as such Grantor might do.

6.4                               Access; Right of Inspection.  The Collateral Agent will at all times upon reasonable prior notice have full and free access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Collateral Agent and its representatives will during normal business hours upon reasonable prior notice also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of such Grantor’s Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

6.5                               Authorizations.  Each Grantor hereby authorizes the Collateral Agent to take all steps reasonably necessary or that it deems reasonably necessary to maintain and preserve the Collateral, consistent with the Grantor’s obligations to do so hereunder and under the Intercreditor, all at the Grantor’s expense.  Without limiting the foregoing, each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as are necessary or advisable to perfect the security interest granted to the Collateral Agent hereunder.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent hereunder, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor will from time to time furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

6.6                               Expenses.  Each Grantor will promptly pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and the fees and expenses of any experts and agents, that the Collateral Agent may incur in connection with this Agreement, including all costs and expenses relating to (a) any and all filings and other actions taken to ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral; (b) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary or in the reasonable judgment of the Collateral Agent becomes reasonably necessary to defend or uphold the Lien hereof (including any action, suit or proceeding to establish or uphold the compliance of the Collateral with any requirements of any governmental authority or law); (c) the collection of the Secured Obligations; (d) the enforcement and administration hereof; (e) the custody or preservation of, or the sale of, collection from, or other realization on, any of the Collateral; (f) the exercise or enforcement of any of the rights of the Collateral Agent or any

Secured Party hereunder; or (g) the failure by any Grantor to perform or observe any of the provisions hereof.  All amounts expended by the Collateral Agent and payable by any Grantor under this Section 6.6 will be due upon demand (together with interest thereon accruing at the applicable default rate during the period from and including the date on which such funds were so expended to the date of repayment) and will be part of the Secured Obligations.  Each Grantor’s obligations under this Section 6.6 will survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Indenture and the Notes.

6.7                               Indemnity.  Each Grantor jointly and severally agrees to (a) defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee’s gross negligence or willful misconduct; and (b) to pay to the Collateral Agent promptly following written demand the amount of all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Indenture.  The obligations of each Grantor under this Section 6.7 will survive the termination of this Agreement and the discharge of such Grantor’s other obligations under this Agreement, the Indenture and Notes.

6.8                               Release of Collateral.  Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations to the extent any unsatisfied claims giving rise thereto have not been asserted), and in connection with any sale or other disposition of any portion of the Collateral permitted by the Indenture, the security interests granted hereunder in such Collateral will terminate and all rights to such Collateral will revert to the applicable Grantor (or other Person entitled thereto) in accordance with Section 10.4 of the Indenture.  Upon such termination, the Collateral Agent will, at the Grantors’ expense, execute and deliver to the applicable Grantor such documents as such Grantor may reasonably request to evidence such termination and release of such security interest.

SECTION 7                                                       MISCELLANEOUS

7.1                               Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to any Grantor shall be sent to such Grantor’s address as set forth on Schedule 7.1.  Any notice or other communication herein required or permitted to the Collateral Agent shall be sent to the Collateral Agent’s address set forth in Section 12.2 of the Indenture.  Each notice hereunder shall be in writing and may be personally served or sent by facsimile, United States mail or courier service and will be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that, no notice to the Collateral Agent will be effective until received by the Collateral Agent.

7.2                               Amendment and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Grantor therefrom, will in any event be effective without the written concurrence of the Collateral Agent.

7.3                               No Waiver; Remedies Cumulative.  No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Indenture Document will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights, powers and remedies existing under this Agreement and the other Indenture Documents are cumulative, and not exclusive of, any rights or remedies otherwise available.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder will not impair any such right, power or remedy or be construed to be a waiver thereof, nor will it preclude the further exercise of any such right, power or remedy.

7.4                               Successors and Assigns.  This Agreement will be binding on the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement.  No Grantor may, without the prior written consent of the Collateral Agent, assign any right, duty or obligation hereunder.

7.5                               Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant will not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

7.6                               Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements made herein will survive the execution and delivery hereof.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Grantor set forth in Sections 6.6 and 6.7 will survive the payment of the Secured Obligations and the termination hereof.

7.7                               Severability.  If any provision in or obligation hereunder will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.

7.8                               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.9                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

7.10                        Effectiveness.  This Agreement will become effective upon the execution of a counterpart hereof by each of the parties and receipt by the Grantors and the Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

7.11                        Entire Agreement.  This Agreement and the other Indenture Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent, and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Indenture Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

7.12                        Limitation on Collateral Agent’s Liability.  Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral, nor shall the Collateral Agent be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.  The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent.  Nor shall the Collateral Agent be responsible for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens on the Collateral or otherwise as to the maintenance of the Collateral.

7.13                        Rights and Obligations Subject to Intercreditor.  All rights and remedies provided herein to the Collateral Agent, and all obligations of the Grantors hereunder, are subject to the applicable terms and provisions of the Intercreditor.  So long as the Intercreditor is effective, if any inconsistency exists or arises between the terms hereof and the Intercreditor, the Intercreditor controls.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

THE WORNICK COMPANY

By:	/s/ Robert B. McKeon
	Name:		Robert B. McKeon
	Title:		Robert B. McKeon

RIGHT AWAY MANAGEMENT CORPORATION

By:	/s/ Robert B. McKeon
	Name:		Robert B. McKeon
	Title:		Robert B. McKeon

THE WORNICK COMPANY RIGHT AWAY DIVISION

By:	/s/ Robert B. McKeon
	Name:		Robert B. McKeon
	Title:		Robert B. McKeon

THE WORNICK COMPANY RIGHT AWAY DIVISION, L.P.

By:	Right Away Management Corporation, its general partner

	By:	/s/	Robert B. McKeon
Name: Robert B. McKeon
Title: Robert B. McKeon

THE COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard H. Prokosch
	Name:	Richard H. Prokosch
	Title:	Vice President

EXHIBIT A

[Form of]

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated as of [           ], 200[   ] (this “Supplement”), is made by the Persons listed on the signature pages hereof (collectively, the “[Additional] Grantors”) in favor of U.S. Bank National Association, as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).  Undefined capitalized terms used in this Agreement have the meanings assigned to them in that certain Security Agreement, dated as of June [    ], 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between The Wornick Company, the other Grantors party thereto and the Collateral Agent.

Section 1.  Affirmation and Grant of Security.  Each [Additional] Grantor hereby [For existing Grantors add:  affirms its grant to the Collateral Agent for the benefit of the Secured Parties set forth in the Security Agreement of, and] grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and continuing lien on all of such [Additional] Grantor’s right, title and interest in, to and under the Collateral to secure the Secured Oligations.

Section 2.  Representation and Warranties.  Each [Additional] Grantor represents and warrants that the attached schedules supplement the schedules to the Security Agreement, and that each such supplemental schedule accurately and completely sets forth all additional information required pursuant to the Security Agreement, and such Grantor hereby agrees that such supplemental schedules constitutes part of the schedules to the Security Agreement.

[The following bracketed section is for Additional Grantors only:]

[Section 3.  Additional Grantor Provisions.  Pursuant to Section 4.18 of the Security Agreement, each Additional Grantor hereby:

(a)                                  agrees that by the execution and delivery hereof, such Additional Grantor becomes a Grantor under the Security Agreement and agrees to be bound by all of the terms thereof as if it were an original signatory thereto, and all of the property pledged hereby shall be deemed to be part of the Collateral and hereafter subject to each of the terms and conditions of the Security Agreement;

(b)                                 represents and warrants that, except as set forth on the schedules hereto, each of the representations and warranties set forth in the Security Agreement and applicable to such Additional Grantor is true and correct both before and after giving effect to this Supplement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)                                  agrees that from time to time, at such Additional Grantor’s expense, it will promptly Authenticate, execute and deliver all further agreements, instruments, certificates and documents, and take all further action, that may be necessary or desireable, or that the Collateral Agent may reasonably request, to create or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; and

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(d)                                 agrees that any notice or other communication herein required or permitted to be given shall be given in accordance with Section 7.1 of the Security Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the applicable schedule hereto.]

Section [3][4].  Miscellaneous.  Each [Additional] Grantor agrees that neither this Supplement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Supplement) against whom enforcement of such change, waiver, discharge or termination is sought.  If any provision in or obligation hereunder will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby.  This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section [4][5].  Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each [Additional] Grantor has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[Name of Subsidiary], as a[n Additional] Grantor

By:
Name:
Title:

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

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